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                                 EXHIBIT INDEX

(g)(2) Amendment, dated July 13, 2006, to the Custody Agreement between Registrant and U.S. Bank National Association.

(h)(9) Master Fee Cap/Fee Waiver Agreement, dated, Oct. 1, 2005, as amended Sept. 1, 2006, between RiverSource Investments, LLC, Ameriprise Financial, Inc., RiverSource Service Corporation, Ameriprise Financial Services, Inc. and the RiverSource Funds.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.